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                                                                    EXHIBIT 10.2


                               SEVERANCE AGREEMENT



               THIS AGREEMENT, dated as of September __ , 1998, is made by and between The Presley Companies, a Delaware corporation (the "Company"), and _______________ (the "Employee").

               WHEREAS, the Board of Directors (the "Board") of the Company considers it in the best interests of its stockholders to foster the continued employment of key management personnel of the Company; and

               WHEREAS, the Board recognizes that the possibility of a change of control with respect to the Company exists and that such possibility, and the uncertainty and questions which such event may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

               WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued dedication of members of the Company's management, including the Employee, to their assigned duties without distraction arising from the possibility of a change of control with respect to the Company;

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Employee hereby agree as follows:

     1.        Defined Terms.

               Unless otherwise defined herein, the definitions of capitalized terms used in this Agreement are provided in the last Section hereof.

     2.        Term of Agreement.

               The term of this Agreement shall commence on the date hereof and shall continue in effect through December 31, 1999, unless a Change of Control shall have occurred on or prior to such date (the "Term").

     3.        Severance Payments.

               Subject to Section 4 hereof, if the Employee's employment is terminated within twelve months following a Change of Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability of the Employee, or (C) by the Employee without Good Reason, then the Company shall pay the Employee in lieu of any further salary payments to the Employee for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Employee, a lump sum severance payment, in cash, equal to the amount set forth on Schedule A attached hereto (the "Severance Payment") plus any accrued but unused vacation or sick pay as of the Date of Termination.

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     4.        280G Cap.

               Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit ("Total Payments") received or to be received by the Employee in connection with a Change of Control or the termination of the Executive's employment would not be deductible (in whole or part) by the Company as a result of section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then, to the extent necessary to make such portion of the Total Payments deductible by the Company (and after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement), the Severance Payment shall be reduced to the extent necessary to make such payment deductible to the Company.

     5.        Timing of Payments.

               The Severance Payment shall be made not later than the fifth business day following the Date of Termination; provided, however, that if the amount of such payment, and the limitation on such payments set forth in Section 4 hereof, cannot be finally determined on or before such day, the Company shall pay to the Employee on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Employee is clearly entitled and shall pay the remainder of such payments as soon as the amount thereof can be determined but in no event later than the 30th day after the Date of Termination. The provisions of this Agreement, and any payment provided for hereunder, shall not reduce any amounts otherwise payable, or in any way diminish the Employee's existing rights, or rights which would accrue solely as a result of the passage of time, under any stock option, stock appreciation or other securities incentive plan, incentive or bonus plan, or group life, medical, dental, or accident and disability plan.

     6.        Termination Procedures.

          a. Notice of Termination. Within twelve months following a Change of Control and during the Term, any termination of the Employee's employment (other than by reason of death) shall be communicated by written notice of termination from one party hereto to the other party hereto in accordance with Section 14 hereof ("Notice of Termination"). For purposes of this Agreement, a Notice of Termination shall mean a notice which shall indicate with respect to a termination by Employee for Good Reason the specific provision in this Agreement relied upon and the Date of Termination. Notwithstanding the foregoing, the failure by the Company to deliver a Notice of Termination shall not relieve the Company from its obligations to pay to Employee the Severance Payment.

          b. Date of Termination. "Date of Termination," with respect to any termination of the Employee's employment within twelve months following a Change of Control and during the Term, shall mean the date on which the Employee's employment with the Company is terminated by the Company or the Employee. Notwithstanding the foregoing, if the Date of Termination relates to a termination by Employee for Good Reason as a result of any act or failure to act by the Company described in paragraph (1), (5), or (6) of Section 15.d. below, then the Date of Termination shall be no less than 15 days from the date such Notice of Termination is given.


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     7.        No Mitigation.

               The Company agrees that, if the Employee's employment with the Company terminates during the Term, the Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Employee by the Company. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Employee to the Company, or otherwise.

     8.        Arbitration as the Exclusive Remedy.

               Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Orange County, California, in accordance with the employment dispute arbitration rules of the American Arbitration Association (the "Association") then in effect. Any claim arising out of or relating to this Agreement must be presented by the Employee within three months of the Date of Termination. Unless the party against whom any claim is asserted waives the time limits set forth above, any claim not brought within the time period specified shall be waived and forever barred.


               The Employee and the Company shall each appoint one arbitrator from a list provided by the Association (the "List") within 15 days after the List is delivered to Employee or the Company. If, within such 15 day period, either the Company or the Employee has failed to appoint an arbitrator, the arbitration shall be conducted by the arbitrator appointed by the other of them. Within ten days after each of the Employee and the Company has timely appointed an arbitrator, the two arbitrators together shall appoint a third arbitrator from the List. In the event that the arbitrator selected by the Company and the arbitrator selected by the Employee are unable to agree upon a third arbitrator, then the third arbitrator shall be selected from the List, with the Company and Employee striking names in order and the party striking first to be determined by the flip of a coin. In consideration of each party's agreement to submit to arbitration all disputes with regard to this Agreement, and in consideration of the anticipated expedition and the minimizing of expense of this arbitration remedy, each agrees that the arbitration provisions of this Agreement shall provide it with its exclusive remedy and each party expressly waives any right it might have to seek redress in any other forum except as provided herein. The expenses of the neutral arbitrator (or of the one arbitrator if only one party timely appoints an arbitrator) and of a transcript of any arbitration proceeding shall be divided equally between the Company and the Employee. Each party shall bear the expense of the arbitrator selected by it (if the arbitration is conducted by three arbitrators) and of any witnesses it calls.

               Any decision or order of the majority of the arbitrator(s) shall be binding upon the parties hereto and judgment thereon may be entered in the Superior Court of the State of California or any other court having jurisdiction.


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     9.        Attorneys' Fees.

               In the event that any party to this Agreement institutes an arbitration action under Section 8 of this Agreement, the prevailing party in such arbitration action shall be entitled to recover from the non-prevailing party its reasonable attorneys' fees, costs and expenses.

     10.       Assignment.

               The rights and obligations under this Agreement shall inure to and be binding upon the parties hereto and their respective heirs, successors and assigns.

     11.       Entire Agreement.

               This Agreement shall supersede any and all prior written or oral agreements and discussions between the Employee and the Company and contains the entire understanding of the parties hereto with respect to the matters contained herein.

     12.       Severability.

               In the event that any portion of this Agreement should be held to be void, voidable, unlawful, or, for any reason, unenforceable, the remaining portions hereto shall remain in full force and effect.

     13.       Governing Law.

               This Agreement is executed and delivered in the State of California and shall be construed and enforced in accordance with the internal laws of the State of California without regard to the principles of conflict of laws.

     14.       Notices.

               All notices and other communications provided for hereunder must be in writing and must be mailed or delivered, if to Employee to the address set forth on the records of the Company, and if to the Company, at 19 Corporate Plaza, Newport Beach, California 92660 or at any other address (other than a post office box) as may be designated by the Employee or the Company in a written notice sent to the other party. If any notice or other communication required or permitted by this Agreement is given by mail it will be effective on the earlier of receipt or the third business day after deposit in the United States mail with first class postage prepaid; or if given by personal delivery, when delivered.

     15.       Definitions.

               For purposes of this Agreement, the following terms shall have the meanings indicated below:


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          a. "Cause" means (i) Employee's commission of a material act of dishonesty or fraud against the Company or The Presley Companies, a California corporation ("California Presley"), (ii) Employee's commission of a criminal felony, (iii) Employee's rendering of services to another entity other than as an incident to Employee's employment by the Company or Presley California, as the case may be, or (iv) the failure of Employee to be available to the Company or Presley California, as the case may be, for the number of hours during the normal business day of such entity (subject to such entity's customary policies regarding vacation time) comparable to the number of hours Employee spent during the course of employment preceding the date of this Agreement, if such failure continues for ten consecutive days or for a total of 20 days, unless such failure is due to disability, ill health, death or termination by Employee for Good Reason.

          b. A "Change of Control" means the occurrence of any of the following:
(i) the Company shall cease to own the number of outstanding shares of the California Presley's capital stock necessary to elect a majority of the Board of Directors of California Presley; (ii) the sale, lease, exchange or transfer, in one or a series of transactions (any such sale, lease, exchange or transfer herein a "Disposition") of all or substantially all of the Company's or California Presley's assets to any "person" or "group" of persons (as such terms are used for the purposes of Section 13(d) and Section 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the regulations thereunder) such that any person or group (other than a group of which 70% or more of the voting power of the voting stock referred to below held by such group is owned beneficially by one or more Permitted Holders or their Related Parties if the person or persons to which the Disposition is made assume this Agreement) owns, controls or acquires a direct or indirect interest in more than 50% of the voting power of the voting stock of the person or persons that acquire such assets by a Disposition, (iii) the acquisition by any person or group (as defined above) (other than a group of which 70% or more of the voting power of the voting stock of the Company held by such group is owned beneficially by one or more Permitted Holders of their Related Parties) of a direct or indirect beneficial interest in more than 50% of the voting power of the voting stock of the Company by way of merger or consolidation or otherwise,
(iv) the consummation of any transaction the result of which is that any person or group (as defined above) (other than a group of which 70% or more of the voting power of the voting stock of the Company held by such group is owned beneficially by one or more Permitted Holders or their Related Parties) owns, directly or indirectly, more than 50% of the voting power of the voting stock of the Company, or (v) if at any time during he Term of this Agreement, individuals who on the date hereof were directors of the Company cease for any reason to constitute a majority of the Board of Directors of the Company unless the persons replacing such individuals were nominated by a majority of the Board of Directors of the Company.

               "Permitted Holders" means either of (a) William Lyon, or (b) any of Foothill Capital Corporation, Pearl Street, L.P., International Nederlanden (U.S.) Capital Corporation, First Plaza Group Trust, and Whippoorwill/Presley Obligation Trust - 1994.


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               "Related Party" means with respect to any Permitted Holder (A)
any person (as defined above in Change of Control) which owns, directly or indirectly, more than 80% of the securities entitled to elect a majority of the board of directors, or other comparable governing group, of the Permitted Holder; any corporation, association or other business entity of which more than 80% of the securities entitled to elect a majority of the board of directors, or other comparable governing group of such entity, is owned, directly or indirectly, by a Permitted Holder; or in the case of an individual, any spouse or immediate family member of such Permitted Holder; or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partner, owners or persons beneficially holding 80% or more controlling interest of which consist of such Permitted Holder and/or such other persons referred to in the immediately preceding clause (A).

          c. "Disability" means the inability of Employee because of ill health or physical or mental condition to perform the duties and responsibilities in the ordinary and usual manner required of a person in Employee's position for 90 consecutive days.

          d. "Good Reason" for termination by the Employee of the Employee's employment shall mean the occurrence within twelve months (without the Employee's express written consent) after any Change of Control, of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (1), (5), or (6) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                         (1) the assignment to the Employee of any duties
               inconsistent with the Employee's position with the Company prior to the Change of Control or a substantial adverse alteration in the nature or status of the Employee's responsibilities from those in effect immediately prior to the Change of Control, except in either case as a result of the Company no longer being a publicly held or reporting company;

                         (2) a reduction by the Company in the Employee's annual
               base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all similarly situated employees of the Company;

                         (3) the relocation of the Employee's principal place of
               employment to a location more than 50 miles from the Employee's principal place of employment immediately prior to the Change of Control or the Company's requiring the Employee to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Employee's business travel obligations immediately prior to the Change of Control;

                         (4) the failure by the Company to pay to the Employee
               any portion of the Employee's current compensation except pursuant to an across-the-board compensation deferral similarly affecting all similarly situated employees of the Company;


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                         (5) the failure by the Company to continue in effect
               any compensation plan in which the Employee participates immediately prior to the Change of Control which is material to the Employee's total compensation, including but not limited to the Company's stock option, bonus and other plans or any substitute plans adopted prior to the Change of Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Employee's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Employee's participation relative to other participants, as existed immediately prior to the Change of Control;

                         (6) the failure by the Company to continue to provide
               the Employee with benefits substantially similar to those enjoyed by the Employee under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Employee was participating immediately prior to the Change of Control (except for across-the-board changes similarly affecting all similarly situated employees of the Company and all similarly situated employees of any person or entity in control of the Company);

                         (7) the failure by the Company to obtain the written
               assumption of this Agreement by any successor or assign of the Company; or

                         (8) the failure by the Company to provide the Employee
               with the number of paid vacation days to which Employee is entitled at the time of the Change of Control.



                                            THE PRESLEY COMPANIES


                                            By:_____________________________
                                            Name:
                                            Title:

                                            ________________________________



                                            Address:

                                            ________________________________

                                            ________________________________

                                            ________________________________
                                            (Please print carefully)


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